Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 19, 2023, between Next.e.GO B.V., a Dutch private limited liability company (“Target”) and ACM ARRT M LLC (the “Purchaser”).

WHEREAS, the Athena Consumer Acquisition Corp., a Delaware company (the “SPAC”), Next.e.GO Mobile SE (“e.GO”), the Target and Time is Now Merger Sub, Inc. have entered into that certain a business combination agreement, dated as of September 29, 2022, June 29, 2023, July 18, 2023, August 25, 2023, September 8, 2023, and September 11, 2023 (and as may be further, supplemented or otherwise modified from time to time, the “Merger Agreement”) and the transactions contemplated thereby, the “Business Combination”);

WHEREAS, in connection with the closing of the Business Combination, the Target will change its legal form into a Dutch public limited liability company and be renamed “Next.e.GO N.V.”(for clarity, references to “Target” in this Agreement shall mean Next.e.GO B.V. prior to such change of legal form and renaming and Next.e.GO N.V. following such change of legal form and renaming); and

WHEREAS, in connection with the Business Combination, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(c) promulgated thereunder, the Target desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Target, securities of the Target as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Target and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close, or any day which is holiday in the German federal state of North Rhine-Westphalia.

“Closing” means the Closing of the purchase and sale of the Securities pursuant to Section 2.1(a).

“Closing Date” means (i) the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to each Purchaser’s obligations to pay the applicable Subscription Amount and (ii) the Target’s obligations to deliver the Securities to be issued and sold, in each case, have been satisfied or waived, but in no event later than the second Trading Day following the date on which the Target gives notice to the Purchaser that all conditions of the Closing have been met other than payment and delivery of the Closing deliverables required by this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Conversion Price” shall have the meaning ascribed to such term in the Note.

“Conversion Shares” shall have the meaning ascribed to such term in the Note.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a lien or encumbrance on any asset of the Target, irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Notice Termination Time” shall have the meaning ascribed to such term in Section 4.8(b).

“Note” means the Unsecured Subordinated Convertible Note in the form of Exhibit A attached hereto.

“Ordinary Shares” means following the closing of the Business Combination and renaming of the Target, the ordinary shares, nominal value of €0.12 per share, of Target.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.8(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of the Closing of the Note, between the Target and the Purchaser, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of Ordinary Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Note, ignoring any conversion limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning set forth in Section 3.1(g). “Securities” means the Note and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Submitted Receivable Amount” means the amount of transaction expenses submitted by the SPAC and e.GO’s service providers in connection with the Business Combination and the fees and expenses set forth in Section 5.1 hereto, all as approved by the Purchaser prior to issuance of the Note.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Note purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement, and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.8(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.8(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock or Ordinary Shares, as applicable, are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transactions” mean the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Note, the Registration Rights Agreement, and all exhibits and schedules thereto and hereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Target, and any successor transfer agent of the Target.

“Underlying Shares” means the Ordinary Shares issued and issuable pursuant to the terms of the Note, without respect to any limitation or restriction on the conversion of the Note.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); provided, however, that if the Ordinary Shares are then listed or quoted on more than one Trading Market, then the Trading Market for purposes of any calculations to be made pursuant to the terms of this Note shall be the Trading Market selected by the Purchaser in its sole discretion), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Target, the reasonable fees and expenses of which shall be paid by the Target.

ARTICLE II

PURCHASE AND SALE

2.1 Closing.

(a) Closing. The Closing shall take place remotely via the exchange of documents and signatures substantially concurrently with, and contingent upon, the consummation of the Business Combination or at such other time and place as the Target and the Purchaser mutually agree upon orally or in writing (the closing for which is designated as the “Closing”).

(b) Sale of Note. At the Closing, subject to the terms and conditions set forth herein, the Target agrees to sell, and the Purchaser agrees to purchase, the Note for the aggregate amount of up to the lesser of (i) $25,000,000 and (ii) the product of (A) 1/0.925 and (B) the Submitted Receivable Amount. The Note shall be subject to an original issue discount equal to 7.5% of the principal amount of the Note in Subscription Amounts. The proceeds from the Subscription Amounts shall be used by the Target entirely to pay transaction expenses incurred in connection with the Business Combination submitted by the SPAC and e.GO’s service providers in exchange for interests in Purchaser offsetting any cash funding by the Purchaser, such that no cash will be paid for the purchase of the Note. The Target shall deliver to the Purchaser the Note, and the Target and the Purchaser shall deliver the other items set forth in Section 2.2 that are deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur by electronic exchange of documents.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Target shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement, duly executed;

(ii) the Note, registered in the name of the Purchaser set forth on Schedule I(b);

(iii) the Registration Rights Agreement, duly executed by Target; and

(iv) duly certified copies of resolutions of the boards of directors of the Target relating to the authority of the Target to execute and deliver and perform its obligations under the Transaction Documents and all other instruments, agreements, certificates and other documents provided for or contemplated by the said Transaction Documents and the manner in which and by whom the foregoing documents are to be executed and delivered, certified by a senior officer of the relevant entity.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Target the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser; and

(iii) confirmation of approval of Purchaser’s investment committee and any other required approvals by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Target hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by the Target:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing of the are subject to the following conditions being met or waived in writing by the Purchaser:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Target contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Target, as applicable, required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Target of the items set forth in Section 2.2(a) of this Agreement;

(iv) all conditions precedent to the closing of the Business Combination set forth in the Merger Agreement shall have been satisfied (as determined solely by the parties to the Merger Agreement, and other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination, including to the extent that any such condition is waived by the party entitled to the benefit thereof under the Merger Agreement, and the closing of the Business Combination shall be scheduled to occur concurrently with or immediately following the Closing of the Note);

(v) the Target shall have filed with the Nasdaq an application for the listing of the Ordinary Shares and the Ordinary Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(vi) there shall have been no Material Adverse Effect with respect to the Target since the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Target. Except as set forth in the disclosure schedules of the Target (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and any other section hereof to the extent that it is readily apparent from a reading of such disclosure that is also qualifies or applies to such other sections, the Target hereby, individually and severally and not jointly with the other party, make the following representations and warranties to the Purchaser as of the Initial Closing and as of each subsequent Closing:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Target, respectively, are set forth on Schedule 3.1(a). Other than as set forth in Schedule 3.1(a), the Target owns, directly or indirectly, all of the capital stock or other equity interests of each of its subsidiaries free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Target and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (if a good standing concept exists for such form of entity in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Target nor any of its subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except where such violation or default could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Target and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Target’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). Each of the Target and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property they owned make such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Target has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, as applicable, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents, as applicable, by the Target and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Target, and no further action is required by the Target, the boards of directors of the Target, or the Target’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Target is a party, as applicable, has been (or upon delivery will have been) duly executed by the Target and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Target enforceable against the Target in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Target of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by the Target of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Target’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any material Lien upon any of the properties or assets of the Target or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Target or subsidiary debt or otherwise) or other understanding to which the Target or any of its subsidiaries is a party or by which any property or asset of the Target or any of its subsidiaries is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Target or any of its subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Target or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect or where a waiver has been obtained.

(e) Filings, Consents and Approvals. The Target is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Target of the Transaction Documents, other than, as applicable: (i) the filings required pursuant to Section 4.7 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. Following consummation of the Business Combination, the Securities will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (meaning that the holder of the Note will not by reason of merely being such a holder, be subject to assessment or calls by the Target or its creditors for further payment on such Note), free and clear of all Liens imposed by the Target other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable (meaning that the holder of Underlying Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Target or its creditors for further payment on such Underlying Shares), free and clear of all Liens imposed by the Target other than restrictions on transfer provided for in the Transaction Documents.

(g) The financial statements set forth on Schedule 3.1(g) fairly present in all material respects the financial condition and operating results of e.GO as of the dates, and for the periods, indicated therein. Except for the liabilities as set forth in such financial statements or otherwise disclosed in any of the Target’s filings with, or submissions to, the Commission (the “SEC Reports”), e.GO does not have any material liabilities or obligations, contingent or otherwise. The financial statements fairly present the consolidated financial position of e.GO in accordance with IFRS.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, or as set forth on Schedule 3.1(h), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) e.GO has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in its financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) e.GO has not altered its method of accounting, (iv) e.GO has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of their capital stock and (v) e.GO has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Target or e.GO stock option plans.

(i) Litigation. Except as disclosed in Schedule 3.1(i), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Target, as applicable, threatened against or affecting the Target, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavourable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Target nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(j) Compliance. Neither the Target nor any of its subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Target or any of its subsidiaries under), nor have the Target or any of its subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (except for any such default or violation which has been waived or cured), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Intellectual Property. The Target and its subsidiaries have, or have rights to use, all intellectual property rights and similar rights necessary or required for use in connection with their respective businesses which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Target nor any of its subsidiaries has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Target, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(l) Certain Fees. Except as set forth on Schedule 3.1(l), there are no brokerage or finder’s fees or commissions that are or will be payable by the Target or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(m) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company or Target to the Purchaser as contemplated hereby.

(n) Investment Company. The Target is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Companies Act of 1940, as amended.

(o) Registration Rights. Except as set forth on Schedule 3.1(o) or as set forth in the SEC Reports, other than the Purchaser, no Person has any right to cause the Target or any of its subsidiaries to effect the registration under the Securities Act of any securities of the Target or any of its subsidiaries.

(p) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Target, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Target for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Target are listed or designated.

(q) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Target and its subsidiaries each (i) has made or filed all federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on their books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Target or of any of its subsidiaries know of no basis for any such claim.

(r) No General Solicitation. Neither the Target nor any Person acting on behalf of the Target has offered or sold any of the Securities by any form of general solicitation or general advertising. The Target has offered the Securities for sale only to the Purchaser.

(s) Foreign Corrupt Practices. Neither the Target nor any of its subsidiaries, nor to the knowledge of the Target or any of its subsidiaries, any agent or other person acting on behalf of the Target or any of its subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by the Target or any of its subsidiaries (or made by any person acting on its behalf of which the Target is aware) which is in violation of law.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the applicable Closing to the Target as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Note it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded

(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Target, the Company and any of their respective subsidiaries concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Target, the Company and any of their respective subsidiaries and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Target, the Company and any of their respective subsidiaries possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Target or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Target, the Company and any of their respective subsidiaries which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser. The Purchaser acknowledges and agrees that the Company and Target do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Target or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Target may require the transferor thereof to provide to the Target an opinion of counsel selected by the transferor and reasonably acceptable to the Target, the form and substance of which opinion shall be reasonably satisfactory to the Target, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE OR CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) The Target shall remove, or cause to be removed, any legend (including the legend set forth in Section 4.1(b) hereof) from certificates evidencing the Underlying Shares: (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Target shall request its counsel issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively, without charge to such Purchaser. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Target to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Target agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Target or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends; provided that such Purchaser shall have requested the restrictive legend to be removed at least 10 Trading Days prior to the anticipated Legend Removal Date, such Purchaser shall have previously delivered to the Target all documents required by the Target’s Transfer Agent and/or counsel to deliver Underlying Shares that are free of restrictive legends. The Target may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Target’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Target shall pay to the Purchaser, in cash, (i) as liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $0.50 per Trading Day (increasing to $1 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Target fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Target by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that the Purchaser anticipated receiving from the Target without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Target was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Target of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) The Purchaser agree with the Target that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Target’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Target acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Target further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Target may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Target.

4.3 Integration. The Target shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Conversion Procedures. The form of Notice of Conversion included in the Note sets forth the totality of the procedures required of the Purchaser in order to convert the Note. Without limiting the preceding sentences, no ink- original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Note. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert the Note. The Target shall honor conversions of the Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5 Indemnification of Purchaser. Subject to the provisions of this Section 4.5, the Target will indemnify and hold the Purchaser and the Purchaser’s directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Target in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any regulatory agency or stockholder of the Target who is not an Affiliate of the Purchaser Party, with respect to the Transactions or regulatory filings made by the Target in connection therewith (unless such action is solely based upon a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against the Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Target in writing, and the Target shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Target will not be liable to any Purchaser under this Agreement (y) for any settlement by the Purchaser Party effected without the Target’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of the Purchaser Party against the Target or others and any liabilities the Target may be subject to pursuant to law.

4.6 Disclosure. The Target shall provide to the Purchaser for review prior to filing with the Commission a draft of the Form 6-K disclosing the Purchaser’s purchase of the Securities and a summary of the Transaction Documents, and shall reasonably consult with Purchaser regarding such disclosure, and such disclosure shall include all material non- public information provided by the Target or its representatives to the Purchaser prior to such date.

4.7 Termination.

(a) If, prior to the Closing, any governmental authority, including the Commission, issues comments with respect to or challenges the enforceability of the Transactions in a manner that the Target believes in its sole discretion could result in a material delay in the Business Combination or material liability to the Target, the Target shall be permitted to immediately terminate the Transaction without liability; provided, however, that in the event of such a termination, the Target shall remain responsible for legal fees incurred in connection with the Transaction pursuant to Section 5.1 hereof and will in good-faith allow the Purchaser to review all comments received that informed the decision to the extent permitted by the governmental authority or applicable law.

(b) If, prior to the Closing, any governmental authority, including the Commission, issues comments with respect to or challenges the enforceability of the Transactions in a manner that the Purchaser believes in its sole discretion could result in material liability to the Purchaser, the Purchaser shall be permitted to immediately terminate the Transactions without liability; provided, that in the event of such termination, the Target shall remain responsible for legal fees incurred in connection with the Transactions pursuant to Section 5.1 hereof and will in good-faith allow the Target to review all comments received that informed the decision to the extent permitted by the governmental authority or applicable law.

4.8 Dividends. The Company or its subsidiary, directly or indirectly, agrees not to prepay, repurchase or declare or pay any cash dividend or distribution on any of its capital stock without the prior written consent of the Purchaser.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Target shall reimburse the Purchaser for expenses incurred in connection with the Transactions, not to exceed an aggregate of $75,000 in connection with the Note, no later than five business days following the Closing, which amount will be netted from the Subscription Amount; provided that, other reimbursable expenses in excess of such amount, individually or in the aggregate, in excess of $5,000, must be pre-approved by the Target. The Target shall pay all Transfer Agent and Conversion Agent fees (including, without limitation, any fees required for same- day processing of any instruction letter delivered by the Target and any conversion or exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. Purchaser covenants and agrees that Target may include the fees and expenses pursuant to this Section 5.1 in the Submitted Receivable Amount.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Target and each Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that Schedule I(b) may be amended from time to time without consent of any party to reflect additional Purchaser in any Closing. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon the Purchaser and holder of Securities and the Target. No Purchaser shall be provided terms more favorable than any other Purchaser.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties and their successors and permitted assigns. The Target may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). A Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Target under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Target shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Target of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Target will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Liquidated Damages. The Target’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Target and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.15 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEXT.E.GO B.V.

By:
Name:
Title:
Facsimile: n/a
Email:
Address: Lilienthalstr. 1, 52068 Aachen, Germany

By:
_______________________, as Purchaser

Name:

By:
Title:
Facsimile:
Email:
Address:]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEXT.E.GO B.V.

By:
Name:
Title:
Facsimile:
Email:
Address:

ACM ARRT M LLC, as Purchaser

By:
Name:
	Title:	Authorized Signatory
Facsimile:
Email:
Address:

EXHIBIT A

FORM OF NOTE

THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED (INCLUDING IN RIGHT OF PAYMENT) TO ALL SENIOR DEBT (AS HEREIN AFTER DEFINED) IN THE MANNER SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 19, 2023 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG THE COMPANY, THE GUARANTORS, THE HOLDERS (AS HEREIN AFTER DEFINED) OF THIS NOTE AND ECHO IP SERIES 1 LLC, AS COLLATERAL AGENT (IN SUCH CAPACITY, THE “COLLATERAL AGENT”) ON BEHALF OF THE NOTE PURCHASERS OF THE SENIOR DEBT. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: ___, 2023
Maturity Date: ___, 2028

Principal Amount: $[_]
Loan Amount: $[_]

UNSECURED SUBORDINATED CONVERTIBLE NOTE

DUE __, 2028

THIS UNSECURED SUBORDINATED CONVERTIBLE NOTE is a duly authorized and validly issued Convertible Promissory Note of Next.e.GO N.V., a Dutch public company (the “Company”), having its principal place of business at ________________designated as their Unsecured Subordinated Convertible Note due ___, 20281 (this “Note”).

FOR VALUE RECEIVED BY THE COMPANY, the Company promises to pay to [__] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[_], accrued Interest and other amounts explicitly provided for under this Note due and payable (the “Maturity Payment”) unless prepaid earlier or converted, on ___, 2028, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note (the “Maturity Date”), or unless as provided in Section 8 hereof. In exchange for delivery of the Note on the Original Issuance Date referred to above, the Holder shall deliver $[_]2 in United States dollars to the Company on the Original Issuance Date. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Attribution Parties” shall have the meaning set forth in Section 5(d).

[1]	To be 5 years from initial funding.

[2]	The lesser of (i) $25 million and (ii) the product of (a) 1/0.925 and (b) the Submitted Receivable Amount (as defined in the Purchase Agreement).

1

“Amortization Conversion Price” means the lower of (i) the Conversion Price, and (ii) a 8.0% discount to the lowest VWAP over the 20 Trading Days immediately preceding the applicable Payment Date or other date of determination.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 5(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 5(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of the following:

(a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d- 5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of this Note and the Securities issued together with this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” means the United States Securities and Exchange Commission.

“Conversion Agent” shall have the meaning set forth in Section 5(e).

“Conversion Date” shall have the meaning set forth in Section 5(c)iii.

“Conversion Floor” shall have the meaning set forth in Section 5(e).

2

“Conversion Price” shall have the meaning set forth in Section 5(b)i.

“Conversion Shares” means, collectively, the Ordinary Shares issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934 as amended from time to time.

“Fundamental Transaction” means the occurrence after the date hereof of any of the following: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets to a person other than a controlled Affiliate in one or a series of related transactions, or (iii) the Company, directly or indirectly, in one or more related transactions effects any share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property.

“Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co- made, discounted or sold with recourse) any of the foregoing obligations of any other person.

“Interest” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Mandatory Default Amount” means the (a) the outstanding principal amount of this Note, (b) accrued but unpaid Interest , and (c) all other amounts, costs, expenses and liquidated damages in each case explicitly provided for in this Note due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Monthly Conversion Price” shall have the meaning set forth in Section 3(c).

“Monthly Payment” shall have the meaning set forth in Section 3(a).

“Monthly Payment Notice” shall have the meaning set forth in Section 3(c).

“Note” means this Unsecured Subordinated Convertible Note;

“Note Register” means [_].

“Notice of Conversion” shall have the meaning set forth in Section 5(c)(ii).

“Ordinary Shares” means the ordinary shares, nominal value of €0.12 per share, of the Company.

“Original Issue Date” means the date of issuance of this Note.

“Paying Agent” shall have the meaning set forth in Section 5(e).

“Payment Date” shall have the meaning set forth in Section 3(a).

3

“Purchase Agreement” means the Securities Purchase Agreement, dated as of , 2023 among, inter alia, the Company and the original Purchaser, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the original Purchaser, in the form of Exhibit B attached to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” means any Indebtedness incurred pursuant to the Note Purchase and Guaranty Agreement, dated as of June 30, 2023, by and between Next.e.GO Mobile SE, Next.e.GO B.V., E.GO — The Urban Movement GmbH, Next.e.GO Sales & Services GmbH and Time Is Now Merger Sub, Inc. as guarantors, Echo IP Series 1 LLC as collateral agent, UMB Bank, N.A. as note administrative agent and certain note purchasers thereto from time to time party thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Share Delivery Date” shall have the meaning set forth in Section 5(c)(iii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); provided, however, that if the Ordinary Shares ae then listed or quoted on more than one Trading Market, then the Trading Market for purposes of any calculations to be made pursuant to the terms of this Note shall be the Trading Market selected by the Holder in its sole discretion, (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a Ordinary Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

(a) Interest on this Note shall commence accruing on the Original Issuance Date at 8.0% per annum (the “Interest”) based on the outstanding principal amount of this Note and shall be computed on the basis of a 360-day year assuming a 30-day month (i.e. 30/360 basis) and shall be principally payable in Conversion Shares and in cash only if the Company is in material breach of its obligations under the Note; provided that prior to the repayment in full in cash of the Senior Debt, all Interest due and payable in connection with this Note shall be paid only in Conversion Shares; provided further, that, all Interest payments shall accrue until such time as the Registration Statement is declared effective and shall be paid together with the next Interest payment payable thereafter. Interest shall be payable monthly in arrears (each such date the interest payment is due, an “Interest Payment Date”).

4

(b) From and after the occurrence of any Event of Default, the Interest rate shall automatically be increased from 8.0% per annum to 10% per annum (the “Default Interest”), shall compound monthly, and shall be due and payable on the first Trading Day of each calendar month; provided that prior to the repayment in full in cash of the Senior Debt, all Interest due and payable in connection with this Note shall be paid in Conversion Shares. Interest will continue to accrue at the Default Interest until all Events of Default are cured.

Section 3. Principal Amortization Payments.

(a) Subject to clause (c) below, starting from the end of the month in which the Registration Statement is declared effective, at Holder’s request, the Company shall pay to the Holder the principal amount hereunder in monthly installments (each a “Monthly Payment”) in increments of one-twelfth (1/12) of the original principal amount (“Monthly Payment Amount”) on a date determined by the Holder, but not more than once per calendar month (each, a “Payment Date”), until the principal has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, conversion or prepayment of this Note in accordance with its terms, provided that the Company shall not be required to make a Monthly Payment if an update of information pursuant to Item 8.A.4 of Form 20-F is needed to effect sales under the Registration Statement but which information is not yet required to be filed with the Commission, including, for the avoidance of doubt, as a result of Rule 12b-25 under the Exchange Act.

(b) The Company and the Holder agree that all payments made under this Note, including the provisions of this Section 3, shall be subject in all cases to the terms of the Purchase Agreement, including, without limitation, Section 2.3 (Closing Conditions) thereof.

(c) At the option of the Company, the Monthly Payments shall be made in cash or in Ordinary Shares of the Company; provided that, prior to repayment of the Senior Debt in full, Monthly Payments may only be made in Ordinary Shares; and provided further, that if the the Amortization Conversion Price is less than the Conversion Floor: (a) the relevant Monthly Payment shall be cancelled and be of no effect as if a request from the Holder to pay the relevant Monthly Payment had never been made and (b) in cash if the Company is in material breach of its obligations under the Note. The Company shall deliver to the Holder Ordinary Shares that are either free trading shares or unlegended shares that can be immediately resold pursuant to Rule 144 under the Securities Act, unless the Holder in its sole discretion elects to waive this requirement for a specific Monthly Payment. If such a waiver is not granted, the relevant Monthly Payment shall be cancelled and be of no effect as if a request from the Holder to pay the relevant Monthly Payment had never been made. In connection with any Monthly Payment made in Ordinary Shares, the number of shares to be delivered shall be determined by dividing the Monthly Payment Amount by the Amortization Conversion Price (“Monthly Conversion Price”).

Following repayment of the Senior Debt in full, in order to elect to pay a Monthly Payment in Ordinary Shares, the Company must give the Holder written notice no later than three (3) Trading Days before the applicable Payment Date, which notice shall be irrevocable (the “Monthly Payment Notice”). The Holder may convert pursuant to Section 5 any principal amount of this Note subject to a Monthly Payment at any time prior to the date that the Monthly Payment, plus accrued but unpaid Interest, and any other amounts explicitly provided for under the Note then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in the applicable Conversion Notice, any principal of this Note converted during the applicable Monthly Conversion Period until the date the Monthly Payment is paid in full shall be first applied to the principal subject to the Monthly Payment payable in Conversion Shares and then to the Monthly Payment payable in cash. The Company covenants and agrees that it will honor all Conversion Notices tendered up until the amounts due hereunder are paid in full. The Company’s determination to have a Monthly Payment paid in cash, Conversion Shares or a combination thereof shall be applied ratably to all of the holders of the Note based on their (or their predecessors) initial purchases of the Note pursuant to the Purchase Agreement.

5

Section 4. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5. Conversion.

a) Conversion Privilege. The Holder shall have the right, at the Holder’s sole option, on any business day to convert all or any portion of the Note on any Conversion Date (y) at the Conversion Price in any amount, and (z) at the Amortization Conversion Price up to an amount equal to 15% of the highest Trading Day value of the Company’s Ordinary Shares on a daily basis during the 20 Trading Days preceding the Conversion Date, or a greater amount upon obtaining the Company’s prior written consent. These conversions are in addition to the Monthly Payments set forth in Section 3 hereof, and are not limited to the number of shares to be delivered set forth in Section 3.

b) Conversion Price.

i. The Conversion Price on the first Trading Day following the closing of the Business Combination (as defined in the Purchase Agreement) shall be $10.00 (the “Conversion Price”), subject to adjustment as set forth in paragraph (ii) below.

ii. If the Company exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share combination, the Conversion Price shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	= the Conversion Price in effect immediately prior to the open of business on the record date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	= the Conversion Price in effect immediately after the open of business on such record date or effective date, as applicable;

OS0	= the number of Ordinary Shares outstanding immediately prior to the open of business on such record date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	= the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

6

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted, by (y) the Conversion Price or Amortization Conversion Price, as applicable.

ii. Notice of Conversion. Before the Holder of the Note shall be entitled to convert all or any portion of the Note as set forth above, the Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company or, if applicable, the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) in substantially the form attached hereto as Exhibit A (a “Notice of Conversion”) at the office of the Conversion Agent, if applicable, and state in writing therein the principal amount of the Note to be converted, the numbers Conversion Shares and the name or names (with addresses) in which the Holder wishes the Ordinary Shares to be delivered upon settlement of the conversion to be registered, (2) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, if applicable, (3) if required, furnish appropriate endorsements and transfer documents, and (4) if required, pay all transfer or similar taxes, if any.

iii. Delivery of Conversion Shares Upon Conversion. A Note shall be deemed to have been converted immediately prior to the close of business on any date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (ii) above. Not later than two (2) Business Days following the applicable conversion of the Note (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iv. Liquidated Damages. If the Company fails for any reason to deliver to the Holder Conversion Shares pursuant to Section 5(c)(iii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1 per Trading Day (increasing to $2 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion, provided, however, that no such payment shall become due and payable unless and until repayment in full in cash of the Senior Debt. Nothing herein shall limit a Holder’s right to pursue actual damages, to the extent they exceed the liquidated damages specified in the preceding sentence, or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

7

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 5(c)(iii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 5(c)(iii). For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company shall take all action necessary to at all times have a number of Ordinary Shares comprised in the Company’s authorized share capital but unissued that is not less than the lesser of (i) 300% of such aggregate number of Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding principal amount of this Note assuming a minimum Conversion Price of $0.50, and (ii) 19.9% of the total number of outstanding Ordinary Shares. If at any time the number of Ordinary Shares reserved pursuant to this Section 5(c)(vi) becomes less than the required amount, the Company will promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to the Note, recommending that shareholders vote in favor of such increase.

vii Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or Amortization Conversion Price, as applicable, or round up to the next whole share.

8

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Conversion Agent fees required for same-day processing of any conversion hereunder and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note to the extent that after giving effect to the conversion or any Subsequent Financing, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company that the conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Note held by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

9

e) Conversion Floor. Notwithstanding the foregoing, if any conversions are effected at a price per Conversion Share below the lesser of (i)(a) for any conversion prior to December 31, 2023, $5.00, and for any conversion on or after January 1, 2024, $0.25 (the “Conversion Floor”), the Conversion Price or the Amortization Conversion Price, as applicable, the relevant request shall be cancelled and be of no effect as if a request to convert had never been made.

f) Notice to Holder. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5(b)(ii), the Company shall take promptly deliver to the Holder by facsimile or email a notice setting forth the Conversion Price after such Company action or adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) liquidated damages, as and when the same shall become due and payable (whether on the Conversion Date or the Maturity Date or by acceleration or otherwise);

ii. the Company shall fail to observe or perform any other covenant, obligation, or agreement contained in this Note (other than a breach by the Company of its obligations to deliver Ordinary Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within 20 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company;

iii. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

iv. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $5,000,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

v. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction;

vi. the Company shall fail for any reason to deliver Conversion Shares to the Holder by the Share Delivery Date pursuant to Section 5(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor a conversion of this Note in accordance with the terms hereof;

vii. the Company shall fail for any reason to remain listed as a public company on The Nasdaq Stock Market LLC (“Nasdaq”);

viii. the Company fails to cause the Registration Statement to become effective within three (3) months following the Closing Date (as such term is defined in the Purchase Agreement);

ix. upon any case where the Company fails to timely file a Form 20-F, it being understood that any filing made within the grace period provided by Rule 12b-25 shall be deemed timely; or

x. the Ordinary Shares cease to be listed on a national securities exchange, which for the avoidance of doubt shall exclude the OTCQB, the OTCQX and the Pink markets (or any successors to any of the foregoing), or upon the filing of a Form 25.

10

b) Remedies Upon Event of Default. If any Event of Default occurs, and upon the date specified by Purchaser in a written notice to be delivered to the Company at Purchaser’s discretion, the outstanding principal amount of this Note, accrued but unpaid Interest, plus liquidated damages, through acceleration shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount; provided, however, that any such payment shall not become due and payable until repayment in full in cash of the Senior Debt, but shall be paid in arrears in full thereafter from the date specified by Purchaser in such written notice. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Prepayment. At any time after the Original Issue Date of the Note and after repayment in full in cash of the Senior Debt, and provided that no Event of Default has occurred, but subject in all cases to the terms of the Purchase Agreement, the Company may repay any portion of the outstanding principal amount of the Note upon at least thirty (30) Trading Days’ written notice (the “Prepayment Notice Period”) of the Holder (the “Prepayment Notice”) by paying (i) until the second anniversary of this Note, an amount equal to 115% of the principal amount of the Note then being prepaid (representing a 15% prepayment premium payable to the Holder which shall not constitute a principal repayment), (ii) from the day following the second anniversary of this Note until the third anniversary of this Note, an amount equal to 110% of the principal amount of the Note then being prepaid (representing a 10% prepayment premium payable to the Holder which shall not constitute a principal repayment), or (iii) from the day following the third anniversary of this Note, an amount equal to 105% of the principal amount of the Note then being prepaid (representing a 5% prepayment premium payable to the Holder which shall not constitute a principal repayment), plus, in each case of (i), (ii) or (iii), accrued but unpaid Interest through the prepayment date. Notwithstanding the foregoing, if the Company elect to prepay this Note pursuant to the provisions of this Section 7, the Holder shall continue to have the right to (a) request Monthly Payments in accordance with Section 3 hereof, and (b) exercise Holder’s conversion privilege in accordance with Section 5 hereof.

Section 8. Forfeiture upon Maturity. The Company promises to pay to the Holder the Maturity Payment unless prepaid earlier or converted, on the Maturity Date, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note; provided that, so long as (i) no Event of Default has occurred for more than 180 days at any time during the term of this Note, and (ii) the Conversion Price or the Amortization Conversion Price is not at a price per Conversion Share below the Conversion Floor for more than 80 consecutive Trading Days during the term of this Note, then the Maturity Payment shall be forfeited in its entirety by the Holder.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

11

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Amendment; Waiver. The provisions of this Note, including the provisions of this Section 9(e), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

12

g) Execution and Counterparts. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

h) Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each such holder. Neither party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

i) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

13

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NEXT.E.GO N.V.

By:
Name:
Title:

14

Exhibit A

[FORM OF NOTICE OF CONVERSION]

To:	[Name and Address of Conversion Agent/the Company]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof below designated, into Ordinary Shares in accordance with the terms of the Note, and directs that any cash payable and any Ordinary Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 5(c)(viii) of the Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature

Signature Guarantee

[Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Ordinary Shares are to
be issued, or
Note is to be delivered, other than
to and in the name of the registered holder.]3

Fill in for registration of shares if to be issued,

and Note if to be delivered, other than to and in the name
of the registered holder:

(Name)

(Street Address)

[3]	Note to Draft: Medallion requirement to be confirmed.

A-1

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ___________,000

Number of Conversion Shares: ________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

A-2

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 19, 2023, between Next.e.GO N.V. (f/k/a Next.e.GO B.V.) (the “Company”), and the holder signatory hereto (the “Holder”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of October 19, 2023, between the Company, the Holder (the “Purchase Agreement”).

The Company and Holder hereby agree as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Athena” shall have the meaning set forth in Section 6(a).

“Business Combination” shall have the meaning set forth in Section 6(a).

“Business Combination Registration Rights” shall have the meaning set forth in Section 6(a).

“Business Combination Securities” shall have the meaning set forth in Section 6(a).

“Effectiveness Date” means, with respect to any Registration Statement required to be filed hereunder, as soon as reasonably practicable following the filing thereof with the Commission, but no later than the earlier of (i) the 60th calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Initial Registration Statement (including a limited review) and (ii) the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Date” means, with respect to the Initial Registration Statement, the 30th calendar day following the later of (i) the date hereof and (ii) the date of the closing of the Business Combination and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest reasonably practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” has the meaning in the preamble.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Ordinary Shares” means the ordinary shares, nominal value of €0.12 per share, of the Company.

“Note” means the Note in the form of Exhibit A attached to the Purchase Agreement.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” mean, as of any date of determination, (a) all Ordinary Shares issuable upon the conversion of the Note issued or issuable pursuant to the Purchase Agreement and the Note, (b) any additional Ordinary Shares issued and issuable in connection with any anti-dilution provisions in the Purchase Agreement and the Note (in each case, without giving effect to any limitations on conversion set forth in the Purchase Agreement and the Note) and (c) any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (i) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (ii) such Registrable Securities have been previously sold in accordance with Rule 144, or (iii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Holder (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Sponsor” shall have the meaning set forth in Section 6(a).

2. Shelf Registration.

(a) On or prior to the applicable Filing Date, the Company shall prepare and submit or file with the Commission a Registration Statement covering the resale of the maximum number of Registrable Securities that are not then registered on an effective Registration Statement as agreed between the Company and the Holder, provided, however, that the number of Registrable Securities that are ultimately registered shall be as permitted to be included therein by the Commission (determined as of two Trading Days prior to such submission or filing). Each Registration Statement filed hereunder shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)). The Company shall cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act by the applicable Effectiveness Date, and shall keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder (the “Effectiveness Period”). The Company shall promptly notify the Holder via facsimile or by e-mail of the effectiveness of a Registration Statement after the Commission telephonically confirms effectiveness with the Commission to the Company. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Holder and use its reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); provided, however, that prior to filing such amendment, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09..

(c) Notwithstanding any other provision of this Agreement, if the Commission sets forth a limitation on the number of securities permitted to be registered on a particular registration statement as a secondary offering the number of securities to be registered on such registration statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

b.	Second, the Company shall reduce Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by Holder.

In the event of a cutback hereunder, the Company shall give the Holder at least one (1) Trading Day prior written notice along with the calculations as to Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form F-3 as soon as practicable after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(e) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name Holder or affiliate of Holder as any Underwriter without the prior written consent of Holder.

(f) Subject to the last sentence of Section 6(a), in no event shall the Company include any securities other than Registrable Securities on any Registration Statement without consulting the Holder and its legal counsel prior to filing such Registration Statement with the Commission. Holder acknowledges that it will be disclosed as a “selling shareholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) not less than three (3) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus, the Company shall (i) furnish to Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of Holder, and (ii) reasonably cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus to which the Holder shall reasonably object in good faith, provided that, the Company is notified of such objection in writing prior to filing such Registration Statement, Prospectus, and, in each case, no later than three (3) Trading Days after the Holder has been so furnished copies of a Registration Statement or one (1) Trading Day after the Holder has been so furnished copies of any related Prospectus. At least five (5) Trading Days prior to any Filing Date (or such shorter period to which the parties agree), the Company shall notify Holder in writing of the information the Company requires from Holder with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Holder that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities. To the extent that disclosure contained in an amendment or supplement is consistent to a previously filed Registration Statement or Prospectus and reviewed by Holder, the Company shall be under no obligation to furnish such amendment or supplement to Holder as required herein.

(b) (i) prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities provided, however, that nothing herein shall require the Company to file an annual report on Form 20-F before the end of the relevant grace period afforded by Rule 12b-25 under the Exchange Act, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holder true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) if during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Ordinary Shares then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holder of such additional number of Registrable Securities.

(d) notify the Holder of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) furnish to Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g) subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) prior to any resale of Registrable Securities by Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by Holder, cooperate with Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as Holder may request.

(j) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably practicable under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, to prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holder shall suspend use of such Prospectus. The Company will ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any 12-month period.

(k) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l) The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form F-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Ordinary Shares beneficially owned by Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

4. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Ordinary Shares is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of Holder or any legal fees or other costs of the Holder.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Ordinary Shares), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding Holder furnished in writing to the Company by Holder expressly for use therein, or to the extent that such information relates to Holder or Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by Holder and prior to the receipt by Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities the Holder in accordance with Section 6(g).

(b) Indemnification by Holder. Holder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to Holder’s information provided in the Selling Shareholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Holder in connection with any claim relating to this Section 5 and the amount of any damages Holder has otherwise been required to pay by reason of such untrue statement or omission) received by Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Holder in connection with any claim relating to this Section 5 and the amount of any damages Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Business Combination Registration Rights. The parties hereto acknowledge that the Company or its affiliate, Next.e.GO Mobile SE, as the case may be, has, in connection with the business combination between Athena Consumer Acquisition Corp. (“Athena”), the Company and Next.e.GO Mobile SE (the “Business Combination”), granted with respect to certain securities (the “Business Combination Securities”) certain registration rights (the “Business Combination Registration Rights”) outside of, and unaffected by, this Agreement to (i) Athena, Athena Consumer Acquisition Sponsor LLC (the “Sponsor”), certain stockholders of Next.e.GO Mobile SE, and certain of Athena’s officers and directors, certain members of the Sponsor and/or their respective affiliates based on a registration rights agreement, to be entered into on or around October 2, 2023, (ii) Brucke Agent LLC regarding the registration of 3,000,000 ordinary shares in the capital of the Company based on a settlement and release agreement between Next.e.GO Mobile SE, the Company, Brucke Agent LLC, Brucke Funding LLC and Vellar Opportunity Fund SPV LLC – Series 3, dated as of June 29, 2023, and (iii) certain note purchasers regarding the registration of 500,000 warrants based on a note purchase and guaranty agreement between Next.e.GO Mobile SE, certain guarantors, UMB Bank, National Association, Echo IP Series 1 LLC and the note purchasers thereunder, dated as of June 30, 2023. The parties hereto acknowledge further, that the securities referred to in the preceding sentence may be registered based on the same registration statement as any other securities referred to in this Agreement one or more in separate registration statements at the discretion of the Company.

(b) Remedies. In the event of a breach by the Company or by Holder of any of their respective obligations under this Agreement, Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except as set forth (i) on Schedule 6(c) attached hereto and (ii) the last sentence of Section 6(a), the Ordinary Shares issuable upon conversion of the Note in the transactions contemplated by the Purchase Agreement and the Note, neither the Company nor any of its security holders (other than the Holder in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. Until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, the Company shall not file any registration statements unless such registration statement includes the maximum number of Registrable Securities that are not then registered on an effective Registration Statement, provided that this Section 6(c) shall not prohibit the Company from filing (x) amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements, (y) registration statements with respect to any Business Combination Registration Rights and (z) any registration statements related to effort by the Company to raise additional debt or equity or hybrid capital; provided that the Company shall not file any Registration Statements following the closing of the Business Combination that does not include the Registrable Securities until all Registrable Securities, not exceeding 20% of the outstanding ordinary shares of the Company or such lower amount as the SEC requires, are registered on an effective Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holder. Holder may assign its rights hereunder in the manner and to the Persons as permitted under Section 5.6 of the Purchase Agreement.

(h) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(h) or in Section 6(a) hereof, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e- mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(k) Trial by Jury. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NEXT.E.GO N.V.

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDER FOLLOWS]

Name of Holder: ACM ARRT M LLC

Signature of Authorized Signatory of Holder: ________________________

Name of Authorized Signatory: _____________________________

Title of Authorized Signatory: ______________________________

[SIGNATURE PAGE OF HOLDER TO NEXT.E.GO N.V. RRA]

Schedule 3.1(a)

[* * *]

Schedule 3.1(g)

[* * *]

Schedule 3.1(h)

[* * *]

Schedule 3.1(i)

[* * *]

Schedule 3.1(o)

[* * *]